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                                                                    Exhibit 2.12

                                PATENT ASSIGNMENT

This PATENT ASSIGNMENT ("Assignment") is made and entered into as of this 26th day of July, 2002 ("Effective Date"), by and between and Aerovox Incorporated, a Delaware corporation, with a principal office at 167 John Vertente Blvd, New Bedford, MA 02745-1221, as debtor-in-possession ("Assignor"), and Parallax Power Components, a Delaware limited liability company, with a principal office at 122 East 42/nd/ Street, Suite 1115, New York, NY 10168 ("Assignee").

WHEREAS, Assignor is operating as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code, as amended, in Case No. 01-14680-JNF pending in the United States Bankruptcy Court for the District of Massachusetts (the "Bankruptcy Court");

WHEREAS, pursuant to an Amended and Restated Asset Purchase Agreement dated as of April 18, 2002 ("Asset Purchase Agreement"), Assignor, as debtor-in-possession, is transferring certain of its assets (the "Acquired Assets," as defined in the Asset Purchase Agreement) to Assignee;

WHEREAS, the Acquired Assets, including those United States and foreign patents and patent applications identified and set forth on Schedule A (the "Patents"), will be sold pursuant to the terms of various orders of the Bankruptcy Court approving and authorizing such sale under Section 363 of the Bankruptcy Code; and

WHEREAS, Assignee wishes to acquire and Assignor wishes to assign all right, title and interest in and to the Patents;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over to Assignee, the entire right, title and interest in and to the Patents, for the United States and for all foreign countries, including any continuations, divisions, continuations-in-part, reissues, reexaminations, extensions or foreign equivalents thereof, and including the subject matter of all claims which may be obtained therefrom for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all income, royalties, damages or payments due or payable as of the Effective Date or thereafter (to the extent such matters are not Excluded Assets as defined in the Asset Purchase Agreement), including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Patents, with the right to sue for, and collect the same

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for its own use and enjoyment, and for the use and enjoyment of its successors, assigns, or other legal representatives.

Assignor authorizes and requests the Commissioner of Patents and Trademarks to record Assignee as owner of the Patents, including any continuations, divisions, continuations-in-part, reissues, reexaminations or extensions thereof, and to issue any and all letters patent of the United States thereon to Assignee, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

Assignor is transferring its right, title and interest in and to the Patents set forth on Schedule A free and clear of any liens and encumbrances as set forth in the Sale Approval Order (as defined in the Asset Purchase Agreement), that pursuant to the Sale Approval Order it has full right to assign all of its interests therein, and that it has not executed and will not execute any agreement or other instrument in conflict herewith.

Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any of the patent applications assigned herein; and (2) in the implementation or perfection of this Assignment.

Assignor hereby authorizes and empowers Assignee to invoke and claim for any applications or letters patent included within the Patents the benefit of any rights to which Assignor might be entitled under international law or under the laws of any particular country (such as, without limitation, the right of priority provided by the International Convention for the Protection of Industrial Property, as amended) and to invoke and claim said rights without further written or oral authorization from Assignor.

Assignor hereby consents that a copy of this Assignment shall be deemed a full legal and formal equivalent of any assignment, consent to file, or like document that may be required in any particular country for any purpose and more particularly in proof of the right of Assignee to claim the aforesaid benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended.

Assignor covenants and agrees that this Assignment and all of the terms hereof shall inure to the benefit of the successors, assigns, legal representatives, or nominees of Assignee, without further written or oral authorization

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from Assignor, and that this Assignment and all of the terms hereof are binding on Assignor's successors, assigns, legal representatives or nominees.

                                   * * * * * *

IN TESTIMONY WHEREOF, the Assignor and Assignee have caused this Assignment to be signed and executed by their undersigned duly authorized officers.

                          [SIGNATURE ON FOLLOWING PAGE]

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Aerovox Incorporated                              Parallax Power Components, LLC

By: /s/ ROBERT D. ELLIOTT                         By:  /s/ NATHAN J. MAZUREK
    ---------------------                              -----------------------

Name: Robert D. Elliott                           Name: Nathan J. Mazurek
      -------------------                               ----------------------

Title: President & CEO                            Title: Authorized Person
       ------------------                                ---------------------


STATE OF                 )
COUNTY OF                )

On this 26th day of July, 2002, there appeared before me___________________ , personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of Aerovox Incorporated.

                                                       ________________________
                                                           Notary Public

STATE OF                 )
COUNTY OF                )

On this 26th day July, 2002 there appeared before me_______________________ , personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of Parallax Power Components, LLC.

                                                      _________________________
                                                           Notary Public

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                                   SCHEDULE A

U.S. Patent Applications:

        Serial No.          Filing Date                Title

        09/562,422             5/1/00          Capacitor mounting

        08/675,270             7/1/96          Capacitor for mounting to an
                                               electric motor
U.S. Patents:

        Patent No.           Issue Date                Title

         5,381,301            1/10/95          Leak-tight and rupture proof,
                                               ultrasonically-welded, polymer-
                                               encased electrical capacitor
                                               with pressure sensitive circuit
                                               interrupter

         5,148,347            9/15/92          Polymer-encased electrical
                                               capacitor with pressure sensitive
                                               circuit interrupter

         5,019,934            5/28/91          Capacitor circuit interruption

         4,787,010           11/22/88          Impregnation and encapsulating
                                               material

         4,656,558             4/7/87          Electrical capacitor

         4,570,201            2/11/86          Capacitor

         4,467,392            8/21/84          Capacitor resistor

Foreign Patents and Patent Applications:

          Country                No.                     Title

           China             CN 1175319        Metallized film for electrical
                                               capacitors having a
                                               semiconductive layer

           Japan            JP 11501455        Metallized film for electrical
                                               capacitors having a
                                               semiconductive layer

          Canada             CA 1244898        Electrical capacitor

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          Canada              CA 1202365       Voltage doubler circuit

          Canada              CA 1198186       Capacitor resistor

                                     -129-